Exhibit 16.1

March 8, 2024 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: The Bancorp, Inc.

File No. 000-51018

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The Bancorp, Inc. dated March 8, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP